                                                                         EX-99.j

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses  and "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 26 to File No.
333-38801;  Amendment No. 26 to File No. 811-08457) of Delaware Group Foundation
Funds of our report dated  November 14, 2007  included in the 2007 Annual Report to shareholders.

/s/Ernst & Young LLP
Philadelphia, Pennsylvania
July 17, 2008